                                                                     EXHIBIT 7.1




                               AGREEMENT AND PLAN

                                   OF MERGER


                                  DATED AS OF

                                JANUARY 14, 1998


                                     AMONG


                            SUIZA FOODS CORPORATION


                           CC ACQUISITION CORPORATION


                                      AND


                         CONTINENTAL CAN COMPANY, INC.

                               TABLE OF CONTENTS

                                                                                                                       Page
                                                                                                                       ----
I.   THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     ----------
         1.1 The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
             ----------
         1.2 Effective Time of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
             ----------------------------
II.   THE SURVIVING CORPORATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
      -------------------------
         2.1 Certificate of Incorporation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
             ----------------------------
         2.2 Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
             ------
         2.3 Board of Directors; Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
             ----------------------------
         2.4 Effects of Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
             -----------------
III.   CONVERSION OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
       --------------------
         3.1 Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
             --------------
         3.2 Parent to Make Certificates Available  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
             -------------------------------------
         3.3 Dividends; Stock Transfer Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
             -------------------------------
         3.4 No Fractional Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
             --------------------
         3.5 Stock Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
             -------------
         3.6 Stockholders' Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
             ---------------------
         3.7 Closing of the Company's Transfer Books  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
             ---------------------------------------
         3.8 Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
             -------
         3.9 Transfer Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
             --------------
IV.   REPRESENTATIONS AND WARRANTIES OF PARENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
      ----------------------------------------
         4.1 Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
             ------------------------------
         4.2 Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
             --------------
         4.3 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
             ------------
         4.4 Authority Relative to this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
             ------------------------------------
         4.5 Reports and Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
             --------------------------------
         4.6 Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
             ------------------------------------
         4.7 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
             ----------
         4.8 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
             ----------------------
         4.9 Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
             -----------------
         4.10 Compliance with Applicable Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
              -------------------------------
         4.11 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
              -----
         4.12 Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
              ------------------
         4.13 Tax and Accounting Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
              --------------------------
         4.14 Relationship with Customers and Suppliers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
              -----------------------------------------
         4.15 Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
              ---------------------

V.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
     ---------------------------------------------
         5.1 Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
             ------------------------------
         5.2 Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
             --------------
         5.3 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
             ------------
         5.4 Authority Relative to this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
             ------------------------------------
         5.5 Reports and Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
             --------------------------------
         5.6 Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
             ------------------------------------
         5.7 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
             ----------
         5.8 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
             ----------------------
         5.9 Company Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
             --------------
         5.10 Financial Advisors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              ------------------
         5.11 Compliance with Applicable Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              -------------------------------
         5.12 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              -----
         5.13 Certain Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              ------------------
         5.14 Tax and Accounting Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              --------------------------
         5.15 Relationship with Customers and Suppliers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              -----------------------------------------
         5.16 Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              ---------------------
         5.17 Minority Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              ------------------
         5.18 Takeover Statutes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              -----------------
VI.   REPRESENTATIONS AND WARRANTIES REGARDING SUB  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      --------------------------------------------
         6.1 Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
             ------------
         6.2 Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
             --------------
         6.3 Authority Relative to this Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
             ------------------------------------
VII.   CONDUCT OF BUSINESS PENDING THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
       --------------------------------------
         7.1 Conduct of Business by the Company Pending the Merger  . . . . . . . . . . . . . . . . . . . . . . . . .  26
             -----------------------------------------------------
         7.2 Conduct of Business by Parent Pending the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
             ------------------------------------------------
         7.3 Conduct of Business of Sub . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
             --------------------------
VIII.   ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
        ---------------------
         8.1 Access and Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
             ----------------------
         8.2 Registration Statement/Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
             --------------------------------------
         8.3 Compliance with the Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
             ----------------------------------
         8.4 Stock Exchange Listing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
             ----------------------
         8.5 Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
             ----------------
         8.6 Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
             ---------------
         8.7 HSR Act and Foreign Acts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
             ------------------------
         8.8 Additional Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
             ---------------------
         8.9 No Shop  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
             -------
         8.10 Advice of Changes; SEC Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
              ------------------------------
         8.11 Takeover Statutes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

IX.   CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
      --------------------
         9.1 Conditions to Each Party's Obligation to Effect the Merger . . . . . . . . . . . . . . . . . . . . . . .  34
             ----------------------------------------------------------
         9.2 Conditions to Obligation of the Company to Effect the Merger . . . . . . . . . . . . . . . . . . . . . .  35
             ------------------------------------------------------------
         9.3 Conditions to Obligations of Parent and Sub to Effect the Merger . . . . . . . . . . . . . . . . . . . .  35
             ----------------------------------------------------------------
X.   TERMINATION, AMENDMENT AND WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     ---------------------------------
         10.1 Termination by Mutual Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
              -----------------------------
         10.2 Termination by Either Parent or the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
              -------------------------------------------
         10.3 Other Termination Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
              ------------------------
         10.4 Effect of Termination and Abandonment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
              -------------------------------------
XI.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
      -------------
         11.1 Non-Survival of Representations, Warranties and Agreements  . . . . . . . . . . . . . . . . . . . . . .  38
              ----------------------------------------------------------
         11.2 Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
              -------
         11.3 Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
              -----------------
         11.4 Publicity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
              ---------
         11.5 Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
              --------------------
         11.6 Assignment; Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
              --------------------------
         11.7 Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
              ----------------
         11.8 Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
              ---------
         11.9 Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
              -------------
         11.10 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
               ------------
         11.11 Headings and Table of Contents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
               ------------------------------
         11.12 Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
               --------------
         11.13 Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
               -------
         11.14 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
               ------------
         11.15 Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
               ------------

EXHIBITS
A        -       Form of Inducement Agreement
B        -       Form of Affiliate Letter
C-1      -       Form of Tax Opinion of Carter, Ledyard & Milburn
C-2      -       Form of Tax Opinion of Hughes & Luce, L.L.P.
D-1      -       Certificate of the Company re: Tax Opinion of Carter, Ledyard & Milburn
D-2      -       Certificate of the Company re:  Tax Opinion of Hughes & Luce, L.L.P.
E-1      -       Certificate of Parent re: Tax Opinion of Carter, Ledyard & Milburn
E-2      -       Certificate of Parent re: Tax Opinion of Hughes & Luce, L.L.P.

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of January 14, 1998, by and among Suiza Foods Corporation, a Delaware corporation ("Parent"), CC Acquisition Corporation, a Delaware corporation and a subsidiary of Parent ("Sub"), and Continental Can Company, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, each of Parent and the Company has concluded that a business combination between Parent and the Company represents a strategic combination of their complementary businesses and operational and long term vision and is in the best interests of the stockholders of Parent and the Company, respectively, and accordingly, Parent and the Company desire to effect a business combination by means of the merger of Sub with and into the Company (the "Merger");

         WHEREAS, the Boards of Directors of Parent, Sub and the Company have approved the Merger, upon the terms and subject to the conditions set forth herein;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, in order to induce Parent and Sub to enter into this Agreement, certain stockholders of the Company have entered into an Inducement Agreement with Parent, the form of which is attached hereto as Exhibit A, pursuant to which, among other things, such stockholders have granted Parent an irrevocable proxy to vote their shares of the Company's common stock in favor of the Merger and have granted Parent certain rights in connection with certain dispositions of such common stock, on the terms and conditions set forth therein;

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:

                                       I.

                                   THE MERGER

         1.1 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.2), Sub shall be merged with and into the Company and the separate existence of Sub shall thereupon cease, and the Company, as the corporation surviving the Merger (the "Surviving Corporation"), shall by virtue of the Merger continue its corporate existence under the laws of the State of Delaware.

         1.2 Effective Time of the Merger. The Merger shall become effective at the date and time (the "Effective Time") when a properly executed Certificate of Merger is filed with the

Secretary of State of the State of Delaware, which Certificate shall be filed as soon as practicable following fulfillment of the conditions set forth in
Article IX hereof.


                                      II.

                           THE SURVIVING CORPORATION

         2.1 Certificate of Incorporation. The Certificate of Incorporation of the Company as in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, and thereafter may be amended in accordance with its terms and as provided by law and this Agreement.

         2.2 Bylaws. The Bylaws of the Company as in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, and thereafter may be amended in accordance with their terms and as provided by law and this Agreement.

         2.3 Board of Directors; Officers. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

         2.4 Effects of Merger. The Merger shall have the effects set forth in Section 259 of the Delaware General Corporation Law (the "DGCL").


                                      III.

                              CONVERSION OF SHARES

         3.1 Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any common stock, par value $.25 per share, of the Company ("Company Stock"):

         (a) All shares of Company Stock which are held by the Company, and any shares of Company Stock owned by Parent, Sub or any other subsidiary of Parent, shall be canceled.

         (b) Subject to Section 3.4, each remaining outstanding share of Company Stock shall be converted into the right to receive 0.629 (the "Exchange Ratio") fully paid and nonassessable shares of the common stock, par value $.01 per share, of Parent ("Parent Common Stock").

         (c) In the event of any dividend, stock split, reclassification, recapitalization, combination or exchange of shares or other similar transaction with respect to the Parent Common Stock or Company Stock after the date of this Agreement and prior to the Effective

Time, the Exchange Ratio and the per share price referenced in Section 10.3(c) shall be appropriately adjusted.

         (d) All of the issued and outstanding shares of stock of Sub shall be converted into and become, in the aggregate, 1,000 fully paid and nonassessable shares of capital stock of the Surviving Corporation.

         3.2 Parent to Make Certificates Available. (a) Prior to the Effective Time, Parent shall select an Exchange Agent, which shall be Parent's Transfer Agent or such other person or persons reasonably satisfactory to the Company, to act as Exchange Agent for the Merger (the "Exchange Agent"). As soon as practicable after the Effective Time, Parent shall make available, and each holder of Company Stock will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates ("Certificates") representing shares of Company Stock for cancellation, certificates representing the number of shares of Parent Common Stock into which such shares are converted in the Merger and cash in consideration of fractional shares as provided in Section
3.4 (the "Share Consideration").

         (b) Any holder of shares of Company Stock who has not exchanged his Certificates for Parent Common Stock in accordance with subsection (a) of this Section 3.2 within twelve months after the Effective Time shall have no further claim upon the Exchange Agent and shall thereafter look only to Parent and the Surviving Corporation for payment of the Share Consideration in respect of his shares of Company Stock. Until so surrendered, Certificates shall represent solely the right to receive the Share Consideration.

         3.3 Dividends; Stock Transfer Taxes. No dividends or other distributions that are declared or made on Parent Common Stock will be paid to persons entitled to receive certificates representing Parent Common Stock pursuant to this Agreement until such persons surrender their Certificates representing Company Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Common Stock shall be issued (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time and a payment date prior to surrender with respect to such whole shares of Parent Common Stock and which have not been paid, less the amount of any withholding taxes which may be required thereon, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. In the event that any certificates representing shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it shall be a condition of such exchange that the Certificate or Certificates so surrendered shall be properly endorsed or be otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate or Certificates surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Stock for any shares of Parent Common Stock or dividends thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against the Surviving Corporation or any other party hereto with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock as provided in this Section 3.3, deliverable in respect thereof pursuant to this Agreement.

         3.4 No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to Section 3.1(b). Notwithstanding any other provision of this Agreement, each holder of Company Stock exchanged pursuant to the Merger who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash from Parent in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the Average Closing Price. For purposes of this Section 3.4, "Average Closing Price" is defined to mean the average of the daily closing prices for the shares of Parent Common Stock for the twenty (20) consecutive trading days on which such shares are actually traded on the New York Stock Exchange ("NYSE") (as reported by the Wall Street Journal or, if not reported thereby, any other authoritative source selected by Parent) ending at the close of trading on the second trading day immediately preceding the Closing Date.

         3.5 Stock Options. (a) Each of the Company's stock option plans (the "Option Plans"), each of which is set forth in Section 5.2 of the Company Disclosure Schedule (as defined in Article V), and each option to acquire shares of Company Stock outstanding thereunder or otherwise outstanding immediately prior to the Effective Time, whether vested or unvested (each, an "Option" and collectively, the "Options"), shall be assumed by Parent at the Effective Time, and each such Option shall become an option to purchase a number of shares of Parent Common Stock (a "Substitute Option") equal to the number of shares of Company Stock subject to such Option multiplied by the Exchange Ratio (rounded down to the nearest whole share). The per share exercise price for each Substitute Option shall be the current exercise price per share of Company Stock divided by the Exchange Ratio (rounded up to the nearest full cent), and each Substitute Option otherwise shall be subject to all of the other terms and conditions of the original option to which it relates, including, without limitation, the provisions therein with respect to vesting and forfeiture. Prior to the Effective Time, the Company shall take such additional actions as are necessary under applicable law and the applicable agreements and Option Plans to ensure that each outstanding Option shall, from and after the Effective Time, represent only the right to purchase, upon exercise, shares of Parent Common Stock. It is the intention of the parties that, to the extent that any Option constitutes an "incentive stock option" (within the meaning of Section 422 of the Code) immediately prior to the Effective Time, that the Substitute Option relating thereto shall also qualify as an incentive stock option, and that the assumption by Parent of such Option and the substitution of a Substitute Option therefor as provided by this Section 3.5(a) will satisfy each of the conditions of Section 422(a) of the Code with respect to such continued qualification.

         (b) As soon as practicable after the Effective Time, Parent shall cause to be included under a registration statement on Form S-8 of Parent all shares of Parent Common Stock which are subject to Substitute Options, and shall maintain the effectiveness of such registration statement until all Substitute Options have been exercised, expired or forfeited.

         3.6 Stockholders' Meeting. The Company will take all action necessary in accordance with applicable law and its Certificate of Incorporation and Bylaws to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the approval by the holders of a majority of the shares of Company Stock outstanding and entitled to vote thereon of this Agreement and the transactions contemplated hereby. The Board of Directors of the Company shall recommend such approval, and the Company shall take all lawful action to solicit such approval, including, without limitation, timely and promptly mailing the Proxy Statement/Prospectus (as defined in Section 8.2); provided, however, that such recommendation is subject to Section 8.9.

         3.7 Closing of the Company's Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Stock shall be made thereafter. In the event that Certificates are presented to the Surviving Corporation or Parent after the Effective Time, they shall be canceled and exchanged for Parent Common Stock and/or cash as provided in Sections 3.1(b) and 3.4.

         3.8 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Carter, Ledyard & Milburn, 2 Wall Street, New York, New York 10005, at 9:00 a.m. local time on the day which is not more than one business day after the day on which the last of the conditions set forth in Article IX (other than those that can be fulfilled only at the Effective Time) is fulfilled or waived or at such other time and place as Parent and the Company shall agree in writing.

         3.9 Transfer Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, applications or other documents regarding any real property transfer, stamp, recording, documentary or other taxes and any other fees and similar taxes which become payable in connection with the Merger other than transfer or stamp taxes payable in respect of transfers pursuant to the fourth sentence of Section 3.3 (collectively, "Transfer Taxes"). From and after the Effective Time, Parent shall pay or cause to be paid, without deduction or withholding from any amounts payable to the holders of Company Stock, all Transfer Taxes.

                                      IV.

                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to the Company as follows (such representations and warranties (as well as other provisions of this Agreement) are qualified by the matters identified (with references to the appropriate Section and, if applicable, subsection being qualified) on a disclosure schedule (the "Parent Disclosure Schedule") delivered by Parent to the Company prior to execution of this Agreement):

         4.1 Organization and Qualification. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Parent is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified will not, alone or in the aggregate, have a Parent Material Adverse Effect. For the purposes of this Agreement, a "Parent Material Adverse Effect" means any material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or results of operations of Parent and its subsidiaries taken as a whole, other than any effects arising out of, resulting from or relating to changes in general economic or financial conditions. Complete and correct copies as of the date hereof of the Certificate of Incorporation and Bylaws of Parent have been delivered to the Company as part of the Parent Disclosure Schedule.

         4.2 Capitalization. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock, and 1,000,000 shares of Preferred Stock, par value $.01 per share (the "Parent Preferred Stock"), of which 11,691 shares are designated as Series A Preferred Stock ("Series A Preferred Stock"). As of December 31, 1997, the issued and outstanding capital stock of Parent consisted solely of 31,177,084 shares of Parent Common Stock and 11,691 shares of Series A Preferred Stock, all of which were validly issued and outstanding, fully paid, and nonassessable. There are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote on any matters on which Parent's stockholders may vote. As of December 31, 1997, there are no options, warrants, calls, convertible securities or other rights, agreements or commitments presently outstanding obligating Parent to issue, deliver or sell shares of its capital stock or debt securities, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment, other than as identified in
Section 4.2 of the Parent Disclosure Schedule. Section 4.2 of the Parent Disclosure Schedule sets forth the name of each optionee, the number of options held by such optionee and the exercise price for such options under the Parent Stock Plans (as defined below). Since December 31, 1997, Parent has not issued any shares of its capital stock except shares of Parent Common Stock issued under, or issued upon exercise of options granted under, Parent's stock option, restricted stock and stock purchase plans described in Section 4.2 of the Parent Disclosure Schedule (the "Parent Stock Plans"). Notwithstanding the foregoing, the Company acknowledges that, after the date hereof and prior to the Closing, Parent may authorize and issue additional capital stock as consideration for any acquisition of a business or assets if (i) the acquired business or assets are primarily engaged in a business currently conducted by Parent or one or more of its subsidiaries and (ii) with respect to each such acquisition, none of the conditions specified in the definition of "significant subsidiary" in Rule 1-02(w) of Regulation S-X (17 CFR 210) exceeds 50% (any such acquisition being referred to as a "Permitted Acquisition"). All of the shares of Parent Common Stock issuable in exchange for Company Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever.

         4.3 Subsidiaries. Each subsidiary of Parent is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (except where the failure to be validly existing and in good standing would not be material to the business of such subsidiary) and has the corporate or similar power to carry on its business as it is now being conducted or currently proposed to be conducted. Each subsidiary of Parent is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, when taken together with all such failures, has not had, and would not have, a Parent Material Adverse Effect. Section 4.3 of the Parent Disclosure Schedule contains, with respect to each subsidiary of Parent, its name and jurisdiction of organization and, with respect to each subsidiary that is not wholly owned, the number of issued and outstanding shares of capital stock or share capital and the number of shares of capital stock or share capital owned by Parent or a subsidiary, in each case as of the date of this Agreement. All the outstanding shares of capital stock or share capital of each subsidiary of Parent are validly issued, fully paid and nonassessable, and except as set forth in
Section 4.3 of the Parent Disclosure Schedule, those owned by Parent or by a subsidiary of Parent as of the date of this Agreement are owned free and clear of any liens, claims or encumbrances. Except as described in Section 4.3 of the Parent Disclosure Schedule, as of the date of this Agreement, there are no existing options, warrants, calls, convertible securities or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the subsidiaries of Parent. Except as set forth in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, any Parent SEC Report (as hereinafter defined) filed subsequent to such date and prior to the date hereof, or in Section 4.3 of the Parent Disclosure Schedule, and except for Permitted Acquisitions after the date hereof, Parent does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity or have any obligation, commitment or undertaking to acquire any such interest.

         4.4 Authority Relative to this Agreement. Parent has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent's Board of Directors. This Agreement constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. No other corporate proceedings on the part of Parent are necessary to authorize this Agreement and the transactions contemplated hereby. Except as described in Section 4.4 of the Parent Disclosure Schedule, Parent is not subject to or obligated under (i) any charter or bylaw provision or (ii) any contract, indenture, loan or credit document, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation, modification or acceleration of any obligation, or any right to payment or compensation, or the loss of a benefit, by its executing and carrying out this Agreement, other than the laws and regulations referred to in the next sentence. Except as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), similar pre-acquisition notification or approval requirements applicable to the Company's foreign operations (the "Foreign Acts"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign and including European Union, national, regional, state, provincial and municipal authorities (each, a "Governmental Entity"), is necessary for the consummation by Parent of the Merger or the other transactions contemplated by this Agreement.

         4.5 Reports and Financial Statements. Parent has previously furnished the Company with true and complete copies of its (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1995 and December 31, 1996, as filed with the Securities and Exchange Commission (the "Commission"),
(ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, as filed with the Commission, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) since December 31, 1995, and (iv) all other reports or registration statements filed by Parent with the Commission since December 31, 1995, except for preliminary material (in the case of clauses (iii) and (iv) above) and except for registration statements on Form S-8 relating to employee benefit plans, shelf registration statements on Form S-3 filed on behalf of selling stockholders and annual reports on Form 11-K with respect to such plans, which are all the documents that Parent was required to file with the Commission since that date (the documents in clauses (i) through (iv) being referred to herein collectively as the "Parent SEC Reports"). As of their respective dates, the Parent SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Parent SEC Reports. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Parent SEC Reports: (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as may be indicated therein or in the notes thereto and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; (ii) present fairly, in all material respects, the financial position of Parent and its subsidiaries as at the dates thereof and the results of their operations and cash flows for the periods then ended; and (iii) are in all material respects in accordance with the books of account and records of Parent and its subsidiaries. As of September 30, 1997, there was no basis for any claim or liability of any nature against Parent or its subsidiaries, whether absolute, accrued, contingent or otherwise, which, alone or in the aggregate, has had, or would have, a Parent Material Adverse Effect, other than as reflected in the Parent SEC Reports.

         4.6 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement or as set forth in Section 4.6 of the Parent Disclosure Schedule, since September 30, 1997, Parent and its subsidiaries have operated their respective businesses in the ordinary course of business consistent with past practice and there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which, alone or in the aggregate, has had, or would have, a Parent Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, which has had, or would have, a Parent Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to the Parent Common Stock; (iv) any material change in Parent's accounting principles, practices or methods; (v) any reclassification of the Parent Common Stock or the issuance or authorization of any issuance of any other securities in lieu of or in substitution for shares of Parent Common Stock; (vi) any grant or amendment of the terms of any option to purchase shares of Parent Common Stock other than pursuant to the Parent Stock Plans or in connection with a Permitted Acquisition; or (vi) any agreement (whether or not in writing), arrangement or understanding to do any of the foregoing.

         4.7 Litigation. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, there is no suit, action or proceeding pending or, to Parent's knowledge, threatened against Parent or any of its subsidiaries which, alone or in the aggregate, has had or would have, a Parent Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any of its subsidiaries which, alone or in the aggregate, has had, or would have, any such Parent Material Adverse Effect. For purposes of this Agreement, the phrases "Parent's knowledge," and "to the knowledge of Parent" and other phrases of like import shall mean the actual knowledge of any executive officer of Parent.

         4.8 Employee Benefit Plans. (a) Section 4.8 of the Parent Disclosure Schedule hereto sets forth a list of all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other employee benefit or compensation arrangements or payroll practices, including, without limitation, any such arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options (including those held by directors, employees, and consultants), hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, that are maintained by Parent, any subsidiary of Parent or any Parent ERISA Affiliate (as defined below) or to which Parent, any subsidiary of Parent or any Parent ERISA Affiliate is obligated to contribute thereunder for current or former directors, employees, independent contractors, consultants and leased employees of Parent, any subsidiary of Parent or any Parent ERISA Affiliate (the "Parent Employee Benefit Plans"); provided that Parent will have no obligation to add any Parent Employee Benefit Plans assumed or acquired by Parent or any of its subsidiaries after the date hereof as a result of any Permitted Acquisition (an "Acquired Plan") to Section 4.8 of the Parent Disclosure Schedule.

         (b) Except as set forth in Section 4.8 of the Parent Disclosure Schedule and except for Acquired Plans, none of the Parent Employee Benefit Plans is a "multiemployer plan", as defined in Section 4001(a)(3) of ERISA (a "Multiemployer Plan"), and since December 31, 1995, neither Parent nor any Parent ERISA Affiliate has contributed or contributes, or has been or is required to contribute, to any such plan. With respect to any Multiemployer Plan that Parent or any Parent ERISA Affiliate are required or have been required in the past to contribute to:

                 (i) Parent and each Parent ERISA Affiliate has or will have, as of the Closing Date, made all contributions to the Multiemployer Plan required by the terms of such Multiemployer Plan or any collective bargaining agreement;

                 (ii) neither Parent nor the Company would be subject to any withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA if, as of the Closing Date, Parent or any Parent ERISA Affiliate were to engage in a complete withdrawal (as defined in ERISA Section 4203) or a partial withdrawal (as defined in ERISA Section 4205) from the Multiemployer Plan; and

                 (iii) Parent has made available to Company current, accurate, and complete copies of the Multiemployer Plan and of all collective bargaining agreements requiring contributions to be made to such Multiemployer Plan.

         (c) Except as set forth in Section 4.8 of the Parent Disclosure Schedule, Parent does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee, officer or director or former employee, officer or director upon his retirement or termination of employment, and Parent has never represented, promised or contracted (whether in oral or written form) to any employee, officer or director or former employee, officer or director that such benefits would be provided.

         (d) Except as set forth in Section 4.8 of the Parent Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not, either alone or upon the occurrence of subsequent events, result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, officer or director. The only severance agreements or severance policies applicable to Parent or its subsidiaries in the event of a change of control of Parent are the agreements and policies specifically referred to in Section 4.8 of the Parent Disclosure Schedule.

         (e) Each Parent Employee Benefit Plan that is intended to qualify under Section 401 of the Code, and each trust maintained pursuant thereto, has been determined to be exempt from federal income taxation under Section 501 of the Code by the Internal Revenue Service (the "IRS"), and, to Parent's knowledge, nothing has occurred with respect to the operation or organization of any such Parent Employee Benefit Plan that would cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code. With respect to any Parent Employee Benefit Plan or other employee benefit plan which is a "defined benefit plan" within the meaning of Section 3(35) of ERISA, (i) Parent has not incurred and is not reasonably likely to incur any liability under Title IV of ERISA (other than for the payment of premiums, all of which have been paid when due), (ii) Parent has not incurred any accumulated funding deficiency within the meaning of
Section 412 of the Code and has not applied for or obtained a waiver of any minimum funding standard or an extension of any amortization period under
Section 412 of the Code, (iii) no "reportable event" (as such term is defined in Section 4043 of ERISA but excluding any event for which the provision for 30-day notice to the Pension Benefit Guaranty Corporation has been waived by regulation) has occurred or is expected to occur and (iv) since December 31, 1996, no material adverse change in the financial condition of any such plan has occurred.

         (f) (i) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Parent Employee Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof,
(ii) Parent has complied in all material respects with any notice, reporting and documentation requirements of ERISA and the Code, (iii) there are no pending actions, claims or lawsuits which have been asserted, instituted or, to Parent's knowledge, threatened, in connection with the Parent Employee Benefit Plans, (iv) the Parent Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and (v) except as set forth in Section 4.8 of the Parent Disclosure Statement, each Parent Employee Benefit Plan could be terminated as of the Closing Date with no liability to Parent, Company or any Parent ERISA Affiliate.

         (g) To Parent's knowledge, neither Parent nor any Parent ERISA Affiliate, has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code), which would subject Parent or any Parent ERISA Affiliate to any taxes, penalties or other liabilities resulting from such prohibited transaction, and no condition exists that would subject Parent or any Parent ERISA Affiliate to any excise tax, penalty tax or fine related to any Parent Employee Benefit Plans.

         (h) With respect to each Parent Employee Benefit Plan, Parent has furnished or made available to the Company true, correct and complete copies of
(i) the plan documents and summary plan descriptions; (ii) the most recent determination letter received from the Internal

Revenue Service; (iii) the annual reports to be filed for the three most recent plan years of each such plan; (iv) all related trust agreements, insurance contracts or other funding agreements that implement such plans; and (v) all other documents, records or other materials related thereto reasonably requested by the Company.

                 For purposes of this Agreement, "Parent ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," under "common control" or an "affiliated service group" with Parent within the meanings of Sections 414 (b), (c) or (m) of the Code, or required to be aggregated with Parent under Section 414(o) of the Code, or is under "common control" with Parent, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

         4.9 Financial Advisor. Except for Donaldson, Lufkin & Jenrette Securities Corp. ("DLJ"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent. Parent has previously delivered to the Company a copy of the engagement letter executed on December 12, 1997 between Parent and DLJ. In addition to any such fee and commission arrangements, Parent has previously delivered to the Company a good faith estimate of all additional fees, costs and expenses to be incurred by Parent and its subsidiaries in connection with this Agreement and the transactions contemplated by this Agreement (but not including any estimate of legal or accounting fees, costs and expenses).

         4.10 Compliance with Applicable Laws. Parent and each of its subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary or appropriate for the operation of its respective business, except for such permits, licenses, variances, exemptions, orders and approvals the failure to hold which, alone or in the aggregate, has not had, and would not have, a Parent Material Adverse Effect (the "Parent Permits"). Parent and each of its subsidiaries is in compliance with the terms of the Parent Permits, except for any failure to comply which, alone or in the aggregate, has not had, and would not have, a Parent Material Adverse Effect. Except as disclosed in the Parent SEC Reports filed prior to the date of this Agreement, the businesses of Parent and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which, alone or in the aggregate, have not had, and would not have, a Parent Material Adverse Effect. To Parent's knowledge, during the past five years, none of Parent's or any of its subsidiaries' officers, employees or agents, nor any other person acting on behalf of any of them or Parent or any of its subsidiaries, has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person in violation of any law, ordinance or regulation of any Governmental Entity, including, without limitation, the Foreign Corrupt Practices Act.

         4.11 Taxes. Except to the extent that the inaccuracy of any of the succeeding representations has not had, or would not have, a Parent Material Adverse Effect: (i) all Tax Returns required to be filed by or with respect to Parent and each of its subsidiaries have been filed; (ii) neither Parent nor any of its subsidiaries has requested or been granted an extension of time for filing any Tax Return that has not yet been filed; (iii) Parent and each of its subsidiaries has paid all Taxes that are due from or with respect to it; (iv) Parent and each of its subsidiaries has withheld and paid all Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; (v) there are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to Parent or any of its subsidiaries for any taxable period; (vi) no audit, action, proceeding, investigation, dispute or claim by any court, governmental or regulatory authority, or similar person is pending or, to Parent's knowledge, threatened in regard to any Taxes due from or with respect to Parent or any of its subsidiaries or any Tax Return filed by or with respect to Parent or any of its subsidiaries; (vii) no claim has been made by a taxing authority in a jurisdiction in which Parent does not file Tax Returns that Parent is required to file Tax Returns in such jurisdiction, and, to Parent's knowledge, no taxing authority could reasonably make such a claim; (viii) no assessment of any deficiency for Taxes is proposed against Parent or any of its subsidiaries or any of their assets; (ix) there are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Parent; (x) Parent has not been a member of an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group as defined under state, local or foreign income tax law) other than one of which Parent was the common parent; (xi) Parent has no obligation or liability for the payment of Taxes of any other person arising as a result of any obligation to indemnify another person or as a result of Parent assuming or succeeding to the tax liability of any other person as a successor, transferee or otherwise;
(xii) Parent will not be required to include any amount in taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of (A) a change in method of accounting for a taxable period ending prior to the Effective Time, (B) any "closing agreement" as described in
Section 7121 of the Code (or any corresponding provision of state, local or foreign income tax laws) entered into prior to the Effective Time, (C) any sale reported on the installment method that occurred prior to the Effective Time or
(D) any prepaid amount received prior to the Effective Time; (xiii) all Taxes accrued but not yet due and all contingent liabilities for Taxes are adequately reflected in the reserves for Taxes in the financial statements contained in the Parent SEC Reports; and (xiv) there has been no "ownership change" as described in Section 382 of the Code that has resulted in any limitation on the Parent's ability to offset pre-change losses against its taxable income. "Taxes" shall mean all taxes, charges, fees, levies, or other similar assessments or liabilities, including without limitation (a) income, gross receipts, ad valorem, premium, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, and franchise taxes imposed by the United States of America, or by any state, local, or foreign government, or any subdivision, agency, or other similar person of the United States or any such government; and (b) any interest, fines, penalties, assessments, or additions to taxes resulting from, attributable to, or incurred in connection with any Tax or any contest, dispute, or refund thereof. "Tax Returns" shall mean any report, return, or statement required to be supplied to a taxing authority in connection with Taxes.

         4.12 Certain Agreements. Neither Parent nor any of its subsidiaries is in default (or would be in default with notice or lapse of time, or both) under any indenture, note, credit agreement, loan document, lease, license, concession or other agreement, whether or not such default has been waived, which default, alone or in the aggregate with other such defaults, has had, or would have, a Parent Material Adverse Effect.

         4.13 Tax and Accounting Matters. To Parent's knowledge, Parent has not taken any action which would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

         4.14 Relationship with Customers and Suppliers. Parent has made available to the Company a list of (i) the ten largest customers of Parent and its subsidiaries taken as a whole as determined by the dollar volume of sales for the year ended December 31, 1996 and for the nine months ended September 30, 1997, together with such sales volumes and (ii) the ten largest suppliers of Parent and its subsidiaries taken as a whole as determined by the dollar volume of purchases for the year ended December 31, 1996 and for the nine months ended September 30, 1997, together with such purchase volumes. In the last 12 months, no such supplier or customer of Parent or its subsidiaries has notified Parent or its subsidiaries that it has canceled or otherwise terminated, or, to Parent's knowledge, threatened to cancel or otherwise terminate, its relationship with Parent or any of its subsidiaries, and, to Parent's knowledge, there has not been any material dispute with any such customer or supplier.

         4.15 Intellectual Property. (a) Parent has made available to the Company a list of the following (collectively, the "Parent Intellectual Property"): (i) each trademark, trade name, brand name, service mark or other trade designation owned or licensed by or to Parent or any of its subsidiaries, each patent, copyright and similar intellectual property owned or licensed to or by Parent and each license, royalty, assignment or other similar agreement and each registration and application relating to the foregoing that is material to the conduct of the business of Parent and its subsidiaries taken as a whole; and (ii) each agreement relating to Parent Intellectual Property or any technology, know-how or processes that Parent or its subsidiaries is licensed or authorized to use, or which it licenses or authorizes others to use, that is material to the conduct of the business of Parent and its subsidiaries taken as a whole.

         (b) Parent and its subsidiaries own the Parent Intellectual Property, or have the right to use the same without infringing or violating the rights of any third parties, except where such infringement or violation has not had, or would not have, either alone or in the aggregate, a Parent Material Adverse Effect. No consent of third parties will be required for the use of the Parent Intellectual Property after the Effective Time, except where the failure to obtain such consent would not have, either alone or in the aggregate, a Parent Material Adverse Effect. No claim has been asserted by any person against Parent or any of its subsidiaries regarding the ownership of or the right to use any Parent Intellectual Property or challenging the rights of Parent or any of its subsidiaries with respect to any of the Parent Intellectual Property which, if adversely determined, would have, either alone or in the aggregate, a Parent Material Adverse Effect.

         (c) To Parent's knowledge, no person or entity has asserted any claim that any product, activity or operation of Parent or any of its subsidiaries infringes upon or involves, or has resulted in the infringement of, any proprietary right of such person or entity, except for such infringement which has not had, or would not have, either alone or in the aggregate, a Parent Material Adverse Effect; and no proceedings have been instituted, are pending or, to Parent's knowledge, are threatened which challenge the rights of Parent or any of its subsidiaries with respect thereto, which, if adversely determined, would have, either alone or in the aggregate, a Parent Material Adverse Effect.

                                       V.

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Parent and Sub as follows (such representations and warranties (as well as other provisions of this Agreement) are qualified by the matters identified (with references to the appropriate Section and, if applicable, subsection being qualified) on a disclosure schedule (the "Company Disclosure Schedule") delivered by the Company to Parent prior to execution of this Agreement):

         5.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not, alone or in the aggregate, have a Company Material Adverse Effect. For the purposes of this Agreement, a "Company Material Adverse Effect" means a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or results of operations of the Company and its subsidiaries taken as a whole, other than any effects arising out of, resulting from or relating to changes in general economic or financial conditions. Complete and correct copies as of the date hereof of the Certificate of Incorporation and Bylaws of the Company have been delivered to Parent as part of the Company Disclosure Schedule.

         5.2 Capitalization. The authorized stock of the Company consists of 20,000,000 shares of Company Stock, 250,000 shares of first preferred stock, par value $25.00 per share, and 1,535 shares of second preferred stock, par value $100.00 per share. As of December 31, 1997, the issued and outstanding capital stock of the Company consisted solely of 3,217,355 shares of Company Stock, all of which were validly issued and outstanding, fully paid and nonassessable. There are no bonds, debentures, notes or other indebtedness issued or outstanding having the right to vote on any matters on which the Company's stockholders may vote. There are no options, warrants, calls, convertible securities or other rights, agreements or commitments presently outstanding obligating the Company to issue, deliver or sell shares of its stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment, other than as identified in Section 5.2 of the Company Disclosure Schedule. Section 5.2 of the Company Disclosure Schedule sets forth the name of each optionee, the number of Options held by such optionee and the exercise price for such Options under the Option Plans. Since December 31, 1997, the Company has not issued any shares of its capital stock except shares of Company Stock issued upon exercise of Options.

After the Effective Time, the Surviving Corporation will have no obligation to issue, transfer or sell any shares of stock of the Company or the Surviving Corporation pursuant to any Company Employee Benefit Plan (as defined in
Section 5.8).

         5.3 Subsidiaries. Each subsidiary of the Company is a corporation, partnership or other entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (except where the failure to be validly existing and in good standing would not be material to the business of such subsidiary) and has the corporate or similar power to carry on its business as it is now being conducted or currently proposed to be conducted. Each subsidiary of the Company is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified, when taken together with all such failures, has not had, and would not have, a Company Material Adverse Effect. Section 5.3 of the Company Disclosure Schedule contains, with respect to each subsidiary of the Company, its name and jurisdiction of organization and, with respect to each subsidiary that is not wholly owned, the number of issued and outstanding shares of capital stock or share capital and the number of shares of capital stock or share capital owned by the Company or a subsidiary. Except as described in
Section 5.3 of the Company Disclosure Schedule, all the outstanding shares of capital stock or share capital of each subsidiary of the Company are validly issued, fully paid and nonassessable, and those owned by the Company or by a subsidiary of the Company are owned free and clear of any liens, claims or encumbrances. Except as described in Section 5.3 of the Company Disclosure Schedule, there are no existing options, warrants, calls, convertible securities or other rights, agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any of the subsidiaries of the Company. Except as set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 or any Company SEC Report (as hereinafter defined) filed subsequent to such date and prior to the date hereof, or as set forth in Section 5.3 of the Company Disclosure Schedule, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity or have any obligation, commitment or undertaking to acquire any such interest.

         5.4 Authority Relative to this Agreement. The Company has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the shares of Company Stock outstanding and entitled to vote thereon as described in Section 3.6, no other corporate proceedings on the part of the Company are necessary to authorize this Agreement and the transactions contemplated hereby. Except as described in Section 5.4 of the Company Disclosure Schedule, the Company is not subject to or obligated under (i) any charter or bylaw provision or (ii) any contract, indenture, loan or credit document, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation, modification or acceleration of any obligation, or any right to payment or compensation, or the loss of a benefit, by its executing and carrying out this Agreement, other than the laws and regulations referred to in the next sentence. Except as required by the HSR Act, the Foreign Acts, the Securities Act, the Exchange Act, and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by the Company of the Merger or the other transactions contemplated by this Agreement.

         5.5 Reports and Financial Statements. The Company has previously furnished Parent with true and complete copies of its (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1995 and December 31, 1996, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997, as filed with the Commission, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) since December 31, 1995 and (iv) all other reports or registration statements filed by the Company with the Commission since December 31, 1995, except for preliminary material (in the case of clauses (iii) and (iv) above) and except for registration statements on Form S-8 relating to employee benefit plans and annual reports on Form 11-K with respect to such plans, which are all the documents that the Company was required to file with the Commission since that date (the documents in clauses
(i) through (iv) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto. The financial statements included in the Company SEC Reports: (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as may be indicated therein or in the notes thereto and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; (ii) present fairly, in all material respects, the financial position of the Company and its subsidiaries, as at the dates thereof and the results of their operations and cash flows for the periods then ended; and (iii) are in all material respects in accordance with the books of account and records of the Company and its subsidiaries. As of September 30, 1997, there was no basis for any claim or liability of any nature against the Company or any of its subsidiaries, whether absolute, accrued, contingent or otherwise, which, alone or in the aggregate, has had, or would have, a Company Material Adverse Effect, other than as reflected in the Company SEC Reports.

         5.6 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement or in Section
5.6 of the Company Disclosure Schedule, since September 30, 1997, the Company and its subsidiaries have operated their respective businesses in the ordinary course of business consistent with past practice and there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) which, alone or in the aggregate, has had, or would have, a Company Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, which has had, or would have, a Company Material Adverse Effect;
(iii) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to the stock of the Company or any of its subsidiaries (other than dividends or distributions between the Company and its wholly owned subsidiaries); (iv) any material change in the Company's accounting principles, practices or methods; (v) any repurchase or redemption with respect to its stock; (vi) any stock split, combination or reclassification of any of the Company's stock or the issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for, shares of the Company's stock; (vii) any grant or amendment of the terms of any option to purchase shares of stock of the Company other than pursuant to the Option Plans; (viii) any granting by the Company or any of its subsidiaries to any director, officer or employee of the Company or any of its subsidiaries of (A) any increase in compensation (other than in the case of employees in the ordinary course of business consistent with past practice),
(B) any increase in severance or termination pay, or (C) acceleration of compensation or benefits; (ix) any entry by the Company or any of its subsidiaries into any employment, severance, bonus or termination agreement with any director, officer or employee of the Company or any of its subsidiaries; or (x) any agreement (whether or not in writing), arrangement or understanding to do any of the foregoing.

         5.7 Litigation. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there is no suit, action or proceeding pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries which, alone or in the aggregate, has had or would have, a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries which, alone or in the aggregate, has had, or would have, any such Company Material Adverse Effect. For purposes of this Agreement, the phrases "the Company's knowledge" and "knowledge of the Company" and other phrases of like import shall mean the actual knowledge of any executive officer of the Company.

         5.8 Employee Benefit Plans. (a) Section 5.8(a) of the Company Disclosure Schedule hereto sets forth a list of all "employee benefit plans," as defined in Section 3(3) of ERISA, and all other material employee benefit or compensation arrangements or payroll practices, including, without limitation, any such arrangements or payroll practices providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options (including those held by directors, employees, and consultants), hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, that are maintained by the Company, any subsidiary of the Company or any Company ERISA Affiliate (as defined below) or to which the Company, any subsidiary of the Company or any Company ERISA Affiliate is obligated to contribute thereunder for current or former directors, employees, independent contractors, consultants and leased employees of the Company, any subsidiary of the Company or any Company ERISA Affiliate (the "Company Employee Benefit Plans").

         (b) Except as set forth in Section 5.8(b) of the Company Disclosure Schedule, none of the Company Employee Benefit Plans is a "multiemployer plan", as defined in Section 4001(a)(3) of ERISA (a "Multiemployer Plan"), and since December 31, 1995, neither the Company nor any Company ERISA Affiliate has contributed or contributes, or has been or is required to contribute, to any such plan. With respect to any Multiemployer Plan that the Company or any Company ERISA Affiliate are required or have been required in the past to contribute to:

                 (i) the Company and each Company ERISA Affiliate has or will have, as of the Closing Date, made all contributions to the Multiemployer Plan required by the terms of such Multiemployer Plan or any collective bargaining agreement;

                 (ii) neither the Company nor Parent would be subject to any material withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA if, as of the Closing Date, the Company or any Company ERISA Affiliate were to engage in a complete withdrawal (as defined in ERISA Section 4203) or a partial withdrawal (as defined in ERISA Section 4205) from the Multiemployer Plan; and

                 (iii) the Company has made available to Parent current, accurate, and complete copies of the Multiemployer Plan and of all collective bargaining agreements requiring contributions to be made to such Multiemployer Plan.

         (c) Except as set forth in Section 5.8(c) of the Company Disclosure Schedule, the Company does not maintain or contribute to any plan or arrangement which provides or has any liability to provide life insurance or medical or other employee welfare benefits to any employee, officer or director or former employee, officer or director upon his retirement or termination of employment, and the Company has never represented, promised or contracted (whether in oral or written form) to any employee, officer or director or former employee, officer or director that such benefits would be provided.

         (d) Except as set forth in Section 5.8(d) of the Company Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not, either alone or upon the occurrence of subsequent events, result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, officer or director. The only severance agreements or severance policies applicable to the Company or its subsidiaries in the event of a change of control of the Company are the agreements and policies specifically referred to in Section 5.8 of the Company Disclosure Schedule.

         (e) Each Company Employee Benefit Plan that is intended to qualify under Section 401 of the Code, and each trust maintained pursuant thereto, has been determined to be exempt from federal income taxation under Section 501 of the Code by the IRS, and, to the Company's knowledge, nothing has occurred with respect to the operation or organization of any such Company Employee Benefit Plan that would cause the loss of such qualification or exemption or the imposition of any liability, penalty or tax under ERISA or the Code. With respect to any Company Employee Benefit Plan or other employee benefit plan which is a "defined benefit plan" within the meaning of Section 3(35) of ERISA,
(i) the Company has not incurred and is not reasonably likely to incur any liability under Title IV of ERISA (other than for the payment of premiums, all of which have been paid when due), (ii) the Company has not incurred any accumulated funding deficiency within the meaning of Section 412 of the Code and has not applied for or obtained a waiver of any minimum funding standard or an extension of any amortization period under Section 412 of the Code, (iii) no "reportable event" (as such term is defined in Section 4043 of ERISA but excluding any event for which the provision for 30-day notice to the Pension Benefit Guaranty Corporation has been waived by regulation) has occurred or is expected to occur and (iv) since December 31, 1996, no material adverse change in the financial condition of any such plan has occurred.

         (f) (i) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Employee Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof,
(ii) the Company has complied in all material respects with any notice, reporting and documentation requirements of ERISA and the Code, (iii) there are no pending actions, claims or lawsuits which have been asserted, instituted or, to the Company's knowledge, threatened, in connection with the Company Employee Benefit Plans, (iv) the Company Employee Benefit Plans have been maintained, in all material respects, in accordance with their terms and with all provisions of ERISA and the Code (including rules and regulations thereunder) and other applicable federal and state laws and regulations, and (v) except as set forth in Section 4.8 of the Company Disclosure Statement, each Company Employee Benefit Plan could be terminated as of the Closing Date with no liability to the Company, Parent or any Company ERISA Affiliate.

         (g) To the Company's knowledge, neither the Company nor any Company ERISA Affiliate, has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code), which would subject the Company or any Company ERISA Affiliate to any taxes, penalties or other liabilities resulting from such prohibited transaction, and no condition exists that would subject the Company or any Company ERISA Affiliate to any excise tax, penalty tax or fine related to any Company Employee Benefit Plans.

         (h) With respect to each Company Employee Benefit Plan, the Company has furnished or made available to Parent true, correct and complete copies of the following (to the extent applicable): (i) the plan documents and summary plan descriptions; (ii) the most recent determination letter received from the Internal Revenue Service; (iii) the annual reports to be filed for the three most recent plan years of each such plan; (iv) all related trust agreements, insurance contracts or other funding agreements that implement such plans; and (v) all other documents, records or other materials related thereto reasonably requested by Parent.

         (i) Each Company Employee Benefit Plan covering any employee residing or working outside the United States or sponsored or maintained by a foreign subsidiary of the Company (i) complies in all material respects with applicable law; and (ii) could be terminated on the Closing Date without any material liability to Parent, the Surviving Corporation or any subsidiary of the Company.

         For purposes of this Agreement, "Company ERISA Affiliate" means any business or entity which is a member of the same "controlled group of corporations," under "common control" or an "affiliated service group" with the Company within the meanings of Sections 414 (b), (c) or (m) of the Code, or required to be aggregated with the Company under Section 414(o) of the Code, or is under "common control" with the Company, within the meaning of Section 4001(a)(14) of ERISA, or any regulations promulgated or proposed under any of the foregoing Sections.

         5.9 Company Action. The Board of Directors of the Company (at a meeting duly called and held) has by the unanimous vote of all directors present (a) determined that the Merger is advisable and fair to and in the best interests of the Company and its stockholders, (b) approved the Merger in accordance with the provisions of Section 251 of the DGCL, and (c) recommended the approval of this Agreement and the Merger by the holders of the Company Stock and directed that the Merger be submitted for consideration by the Company's stockholders at the meeting of stockholders contemplated by Section 3.6.

         5.10 Financial Advisors. The Company has received the opinion of Societe Generale Securities Corporation to the effect that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of Company Stock. Except for Societe Generale Securities Corporation and DLJ, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has previously delivered to Parent a copy of the engagement letter executed on December 17, 1997, between the Company and Societe Generale Securities Corporation and a copy of the engagement letter executed on December 1, 1997 between the Company and DLJ. In addition to any such fee and commission arrangements, the Company has previously delivered to Parent a good faith estimate of all additional fees, costs, and expenses to be incurred by the Company and its subsidiaries in connection with this Agreement (but not including any estimate of legal or accounting fees, costs and expenses).

         5.11 Compliance with Applicable Laws. The Company and each of its subsidiaries holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary or appropriate for the operation of its respective business, except for such permits, licenses, variances, exemptions, orders and approvals the failure to hold which, alone or in the aggregate, has not had, and would not have a Company Material Adverse Effect (the "Company Permits"). The Company and each of its subsidiaries is in compliance with the terms of the Company Permits, except for any failure to comply which, alone or in the aggregate, has not had, and would not have, a Company Material Adverse Effect. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, the businesses of the Company and its subsidiaries are not being conducted in violation of any law (including, with respect to the operations of the Company's foreign subsidiaries, any "social law" as defined below), ordinance or regulation of any Governmental Entity, except for possible violations which alone or in the aggregate have not had, and would not have, a Company Material Adverse Effect. To the Company's knowledge, during the past five years, none of the Company's or any of its subsidiaries' officers, employees or agents, nor any other person acting on behalf of any of them or the Company or any of its subsidiaries, has, directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person in violation of any law, ordinance or regulation of any Governmental Entity, including, without limitation, the Foreign Corrupt Practices Act. "Social law" means any European Union, national, regional, state, provincial and municipal laws, regulations, ordinances and decisions and any collective bargaining agreements agreed on any level, affecting the employment of labor, including but not limited to social security, wages, hours, discrimination, plant closing notices, working conditions, health and safety in the work place, works council information and consultation of the work force, the organization of participation by the work force, internal regulations, maternity and sickness leave, etc.

         5.12 Taxes. Except to the extent that the inaccuracy of any of the succeeding representations has not had, or would not have, a Company Material Adverse Effect: (i) all Tax Returns required to be filed by or with respect to the Company and each of its subsidiaries have been filed; (ii) neither the Company nor any of its subsidiaries has requested or been granted an extension of time for filing any Tax Return that has not yet been filed; (iii) the Company and each of its subsidiaries has paid all Taxes that are due from or with respect to it; (iv) the Company and each of its subsidiaries has withheld and paid all Taxes required by all applicable laws to be withheld or paid in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party; (v) there are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from or with respect to the Company or any of its subsidiaries for any taxable period; (vi) no audit, action, proceeding, investigation, dispute or claim by any court, governmental or regulatory authority, or similar person is pending or, to the Company's knowledge, threatened in regard to any Taxes due from or with respect to the Company or any of its subsidiaries or any Tax Return filed by or with respect to the Company or any of its subsidiaries; (vii) no claim has been made by a taxing authority in a jurisdiction in which the Company does not file Tax Returns that the Company is required to file Tax Returns in such jurisdiction, and, to the Company's knowledge, no taxing authority could reasonably make such a claim;
(viii) no assessment of any deficiency for Taxes is proposed against the Company or any of its subsidiaries or any of their assets; (ix) there are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company; (x) the Company has not been a member of an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group as defined under state, local or foreign income tax law) other than one of which the Company was the common parent; (xi) the Company has no obligation or liability for the payment of Taxes of any other person arising as a result of any obligation to indemnify another person or as a result of the Company assuming or succeeding to the tax liability of any other person as a successor, transferee or otherwise;
(xii) the Company will not be required to include any amount in taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of (A) a change in method of accounting for a taxable period ending prior to the Effective Time, (B) any "closing agreement" as described in
Section 7121 of the Code (or any corresponding provision of state, local or foreign income tax laws) entered into prior to the Effective Time, (C) any sale reported on the installment method that occurred prior to the Effective Time or
(D) any prepaid amount received prior to the Effective Time; (xiv) all Taxes accrued but not yet due and all contingent liabilities for Taxes are adequately reflected in the reserves for Taxes in the financial statements contained in the Company SEC Reports; and (xv) except as described in Section 5.12 of the Company Disclosure Schedule, there has been no "ownership change" as described in Section 382 of the Code that has resulted in any limitation on the Company's ability to offset pre-change losses against its taxable income.

         5.13 Certain Agreements. Neither the Company nor any of its subsidiaries is in default (or would be in default with notice or lapse of time, or both) under any indenture, note, credit agreement, loan document, lease, license, concession or other agreement, whether or not such default has been waived, which default, alone or in the aggregate with other such defaults, has had, or would have, a Company Material Adverse Effect.

         5.14 Tax and Accounting Matters. To the Company's knowledge, the Company has not taken any action which would prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code.

         5.15 Relationship with Customers and Suppliers. The Company has made available to Parent a list of (i) the ten largest customers of the Company and its subsidiaries taken as a whole as determined by the dollar volume of sales for the year ended December 31, 1996 and for the nine months ended September 30, 1997, together with such sales volumes and (ii) the ten largest suppliers of the Company and its subsidiaries taken as a whole as determined by the dollar volume of purchases for the year ended December 31, 1996 and for the nine months ended September 30, 1997, together with such purchase volumes. In the last 12 months, no such supplier or customer of the Company or its subsidiaries has notified the Company or its subsidiaries that it has canceled or otherwise terminated, or, to the Company's knowledge, threatened to cancel or otherwise terminate, its relationship with the Company or any of its subsidiaries, and, to the Company's knowledge, there has not been any material dispute with any such customer.

         5.16 Intellectual Property. (a) The Company has made available to Parent a list of the following (collectively, the "Company Intellectual Property"): (i) each trademark, trade name, brand name, service mark or other trade designation owned or licensed by or to the Company or any of its subsidiaries, each patent, copyright and similar intellectual property owned or licensed to or by the Company and each license, royalty, assignment or other similar agreement and each registration and application relating to the foregoing that is material to the conduct of the business of the Company and its subsidiaries taken as a whole; and (ii) each agreement relating to Company Intellectual Property or any technology, know-how or processes that the Company or its subsidiaries is licensed or authorized to use, or which it licenses or authorizes others to use, that is material to the conduct of the business of the Company and its subsidiaries taken as a whole.

         (b) The Company and its subsidiaries own the Company Intellectual Property, or have the right to use the same without infringing or violating the rights of any third parties, except where such infringement or violation has not had, or would not have, either alone or in the aggregate, a Company Material Adverse Effect. No consent of third parties will be required for the use of the Company Intellectual Property after the Effective Time, except where the failure to obtain such consent would not have, either alone or in the aggregate, a Company Material Adverse Effect. No claim has been asserted by any person against the Company or any of its subsidiaries regarding the ownership of or the right to use any Company Intellectual Property or challenging the rights of the Company or any of its subsidiaries with respect to any of the Company Intellectual Property which, if adversely determined, would have, either alone or in the aggregate, a Company Material Adverse Effect.

         (c) To the Company's knowledge, no person or entity has asserted any claim that any product, activity or operation of the Company or any of its subsidiaries infringes upon or involves, or has resulted in the infringement of, any proprietary right of such person or entity, except for such infringement which has not had, or would not have, either alone or in the aggregate, a Company Material Adverse Effect; and no proceedings have been instituted, are pending or, to the Company's knowledge, are threatened which challenge the rights of the Company or any of its subsidiaries with respect thereto, which, if adversely determined, would have, either alone or in the aggregate, a Company Material Adverse Effect.

         5.17    Minority Interests.

                 (a) The Company has the right to purchase the entire minority interest in Plastic Containers, Inc. ("PCI"), thereby acquiring ownership of 100% of the outstanding capital stock of PCI, on the terms described in Section 5.17(a) of the Company Disclosure Schedule, and such right will continue at least until the date specified in such Section of the Company Disclosure Schedule and will not be affected by the completion of the Merger or the other transactions contemplated by this Agreement.

                 (b) The Company has the right to purchase minority interests in Ferembal, S.A. ("Ferembal") to the extent and on the terms described in Section 5.17(b) of the Company Disclosure Schedule, and such right will continue at least until the date specified in such Section of the Company Disclosure Schedule and will not be affected by the completion of the Merger or the other transactions contemplated by this Agreement.

         5.18 Takeover Statutes. No "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation to which the Company or its subsidiaries or operations is subject (a "Takeover Statute") is applicable to the transactions contemplated by this Agreement or the Inducement Agreement.

                                      VI.

                  REPRESENTATIONS AND WARRANTIES REGARDING SUB

         Parent and Sub jointly and severally represent and warrant to the Company as follows:

         6.1 Organization. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business since it was incorporated other than in connection with its organization and the transactions contemplated by this Agreement.

         6.2 Capitalization. The authorized capital stock of Sub consists of 10,000 shares of common stock, par value $.01 per share, of which 1,000 shares are validly issued and outstanding, fully paid and nonassessable and are owned by Parent or by a subsidiary of Parent free and clear of all liens, claims and encumbrances.

         6.3 Authority Relative to this Agreement. Sub has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and sole stockholder, and no other corporate proceedings on the part of Sub are necessary to authorize this Agreement and the transactions contemplated hereby. Except as disclosed in Section 4.3 of the Parent Disclosure Schedule or as required by the HSR Act, the Foreign Acts, the Securities Act, the Exchange Act and the corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any Governmental Entity is necessary for the consummation by Sub of the Merger or the transactions contemplated by this Agreement, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain which would not prevent the consummation of the transactions contemplated hereby.


                                      VII.

                     CONDUCT OF BUSINESS PENDING THE MERGER

         7.1 Conduct of Business by the Company Pending the Merger. After the date of this Agreement and prior to the Effective Time, unless Parent shall otherwise agree in writing or except as otherwise required by this Agreement:

                 (i) the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their reasonable efforts to preserve intact their present business organizations and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and on-going businesses shall be unimpaired at the Effective Time;

                 (ii) the Company shall, and shall cause its subsidiaries to, (A) maintain insurance coverages and their books, accounts and records in the usual manner consistent with past practice; (B) comply in all material respects with all laws (including "social laws"), ordinances and regulations of Governmental Entities applicable to the Company and its subsidiaries; (C) maintain and keep their material properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (D) perform in all material respects their obligations under all material contracts and commitments to which any of them is a party or by which any of them is bound;

                 (iii) the Company shall not and shall not propose or agree to (A) sell or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries or owned by any of its subsidiaries, (B) amend its Certificate of Incorporation or Bylaws,
         (C) split, combine or reclassify its outstanding stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of stock of the Company, or declare, set aside, authorize or pay any dividend or other distribution payable in cash, stock or property, or (D) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of Company stock;

                 (iv) the Company shall not, nor shall it permit any of its subsidiaries to, (A) issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its respective stock of any class, any indebtedness having the right to vote on any matter on which the Company's stockholders may vote or any option, rights or warrants to acquire, or securities convertible into, exercisable for or exchangeable for, shares of stock other than (1) issuances, deliveries or sales of Company Stock pursuant to obligations outstanding as of the date of this Agreement under the Option Plans and (2) issuances of Company Stock to directors of the Company in lieu of cash directors' fees in the ordinary course of business and consistent with past practice; (B) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets other than in the ordinary course of business; (C) incur additional indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case in the ordinary course of business; (D) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; (E) incur any material transaction fees, costs or expenses in addition to those disclosed or referenced pursuant to Section 5.10; or (F) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                 (v) the Company shall not, nor shall it permit any of its subsidiaries to, except as required to comply with applicable law and except as provided in Section 8.5 hereof, enter into any new (or amend any existing) Company Employee Benefit Plan or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of current or former directors, officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any director, officer or employee, except in any of the foregoing cases in accordance with pre-existing contractual provisions or in the ordinary course of business consistent with past practice;

                 (vi) the Company shall not, nor shall it permit any of its subsidiaries to, take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code; and

                 (vii) the Company shall not, nor shall it permit any of its subsidiaries to, amend, modify, terminate, waive or permit to lapse any material right of first refusal, preferential right, right of first offer, or any other material right of the Company or any of its subsidiaries, except in the ordinary course of business.

         7.2 Conduct of Business by Parent Pending the Merger. After the date of this Agreement and prior to the Effective Time, unless the Company shall otherwise agree in writing or except as otherwise required by this
Agreement:

                 (i) Parent shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall, and shall cause its subsidiaries to, use their reasonable efforts to preserve intact their present business organizations and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time;

                 (ii)       Parent shall, and shall cause its subsidiaries to,
         (A) maintain insurance coverages and their books, accounts and records in the usual manner consistent with past practice; (B) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to Parent and its subsidiaries; (C) maintain and keep their material properties and equipment in good repair, working order and condition, ordinary wear and tear expected; and (D) perform in all material respects their obligations under all material contracts and commitments to which any of them is a party or by which any of them is bound;

                 (iii) Parent shall not and shall not agree to combine or reclassify the Parent Common Stock or issue or authorize the issuance of any other securities in lieu of or in substitution for shares of Parent Common Stock, or declare, set aside, authorize or pay any dividend or other distribution in respect of the Parent Common Stock payable in cash, stock or property, except (in each case) for a stock split effected as a stock dividend, as a result of which the Exchange Ratio would be appropriately adjusted pursuant to Section 3.1(c);

                 (iv) except in connection with any Permitted Acquisition, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof; and

                 (v) Parent shall use its best efforts to not, nor shall it permit any of its subsidiaries to, take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of
         Section 368(a) of the Code.

         7.3 Conduct of Business of Sub. During the period from the date of this Agreement to the Effective Time, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement.


                                     VIII.

                             ADDITIONAL AGREEMENTS

         8.1 Access and Information. Each of the Company and Parent and their respective subsidiaries shall afford to the other and to the other's accountants, counsel and other representatives reasonable access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments, records and personnel, subject to existing confidentiality obligations, and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Each of the Company and Parent shall hold, and shall cause their and their respective subsidiaries, respective employees, agents and representatives to hold, in confidence all such information in accordance with the terms of the Non-Disclosure Agreement dated as of November 20, 1997 between Parent and the Company (the "Non-Disclosure Agreement").

         8.2 Registration Statement/Proxy Statement. Parent and the Company shall cooperate and promptly prepare, and Parent shall file with the Commission as soon as practicable, a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Parent Common Stock issuable in the Merger, portions of which Registration Statement shall also serve as the proxy statement of the Company with respect to the meeting of stockholders of the Company contemplated by Section 3.6 (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Parent shall use all reasonable efforts, and the Company will cooperate with Parent, to have the Form S-4 declared effective by the Commission as promptly as practicable after the filing thereof (including without limitation, responding to any comments received from the Commission with respect thereto) and to keep the Form S-4 effective as long as is necessary to consummate the Merger. Each of Parent and the Company shall, as promptly as practicable, provide to the other copies of any written comments received from the Commission with respect to the Proxy Statement/Prospectus or the Form S-4 and advise the other of any oral comments with respect to the Proxy Statement/Prospectus or the Form S-4 received from the Commission.
Parent shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by the Merger Agreement and will pay all expenses incident thereto. Parent agrees that none of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement/Prospectus (i) in the case of the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of stockholders of the Company contemplated by Section 3.6, or (ii) in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company agrees that none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement/Prospectus (i) in the case of the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of stockholders of the Company contemplated by Section 3.6, or, (ii) in the case of the Form S-4 or any amendment or supplement thereto, at the time it is filed or becomes effective, will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of the foregoing, it is understood and agreed that information concerning or related to Parent will be deemed to have been supplied by Parent and information concerning or related to the Company shall be deemed to have been supplied by the Company. No amendment or supplement to the Proxy Statement/Prospectus will be made by Parent or the Company without the approval of the other party. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, or the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction.

         8.3 Compliance with the Securities Act. At least 30 days prior to the Effective Time, the Company shall deliver to Parent a list of names and addresses of those persons who were, in the Company's reasonable judgment, at the record date for the Company's special meeting of stockholders, "affiliates" (each such person, an "Affiliate") of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. The Company shall use all reasonable efforts to deliver or cause to be delivered to Parent, prior to the Effective Time, from each of the Affiliates of the Company identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit B (an "Affiliate Letter"). Parent shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Parent Common Stock to be received by such Affiliates pursuant to the terms of the Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of such Affiliate Letters.

         8.4 Stock Exchange Listing. Parent shall use its best efforts to list on the NYSE, upon official notice of issuance, the Parent Common Stock to be issued pursuant to the Merger.

         8.5 Employee Matters. As of the Effective Time, the employees of the Company and each subsidiary shall continue employment with the Surviving Corporation and the subsidiaries, respectively, in the same positions and at the same level of wages and/or salary and without having incurred a termination of employment or separation from service; provided, however, except as may be specifically required by applicable law or any contract, the Surviving Corporation and the subsidiaries shall not be obligated to continue any employment relationship with any employee for any specific period of time. Except with respect to the Option Plans to be assumed by the Parent as provided by Section 3.5(a) hereto, as of the Effective Time, the Surviving Corporation shall be the sponsor of the Company Employee Benefit Plans sponsored by the Company immediately prior to the Effective Time, and Parent shall cause the Surviving Corporation and the subsidiaries to satisfy all existing obligations and liabilities under such Company Employee Benefit Plans; provided, however, that, except as hereafter provided in this Section 8.5 or in the Company Disclosure Schedule, nothing contained in this Agreement shall limit or restrict the Surviving Corporation's right on or after the Effective Time to amend, modify or terminate any of the Company Employee Benefit Plans. To the extent any employee benefit plan, program or policy of Parent, the Surviving Corporation, or their affiliates is made available to any person who is an employee of the Company or any of its subsidiaries immediately prior to the Effective Time: (i) continuous service with the Company and the subsidiaries by any employee prior to the Effective Time shall be credited for eligibility and vesting purposes and for purposes of qualifying for any additional benefits tied to periods of service (such as higher rates of matching contributions and eligibility for early retirement) under such plan, program or policy, but not for benefit accrual purposes (except for disability, vacation and severance plans and any Company Employee Benefit Plans, with respect to which service with the Company and the subsidiaries shall be credited for benefit accrual purposes); and (ii) with respect to any welfare benefit plans to which such employees may become eligible, Parent shall cause such plans to provide credit for any co-payments or deductibles by such employees during the current plan year of the Surviving Corporation and waive all pre-existing condition exclusions and waiting periods, other than limitations or waiting periods that have not been satisfied under any welfare plans maintained by the Company and the subsidiaries for their employees prior to the Effective Time.

         8.6 Indemnification. (a) From and after the Effective Date, the Surviving Corporation and Parent shall indemnify, defend and hold harmless the officers, directors and employees of the Company and its subsidiaries who were such at any time prior to the Effective Time (the "Indemnified Parties") from and against all losses, expenses, claims, damages or liabilities arising out of the transactions contemplated by this Agreement to the fullest extent permitted or required under applicable law, and the Indemnified Parties shall be advanced expenses subject to a customary reimbursement agreement. All rights to indemnification existing in favor of the directors, officers or employees of the Company as provided in the Company's Certificate of Incorporation or Bylaws, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect thereafter. The Surviving Corporation shall maintain in effect for not less than three years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the Company with respect to matters occurring on or prior to the Effective Time; provided, however, that the Surviving Corporation or Parent may substitute therefor policies of at least the same coverage (with carriers comparable to the Company's existing carriers) containing terms and conditions which are not materially less advantageous to the Indemnified Parties; and provided, further, that the Surviving Corporation (or Parent, if it shall substitute policies) shall not be required in order to maintain or procure such coverage to pay an annual premium in excess of 200% of the current annual premium paid by the Company for its existing coverage (the "Cap"); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

         (b) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Effective Time, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against and respond to the same.

         8.7 HSR Act and Foreign Acts. The Company and Parent shall use their best efforts to file as soon as practicable notifications under the HSR Act and the Foreign Acts in connection with the Merger and the transactions contemplated hereby, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") or any other applicable Governmental Entities for additional information or documentation. Notwithstanding the foregoing or any other provision of this Agreement, Parent shall have no obligation to comply with any request or requirement imposed by the FTC, the DOJ or any such other Governmental Entity in connection with the HSR Act or any Foreign Act, including without limitation any request or requirement (i) to disclose confidential information about Parent or its affiliates; (ii) to dispose of any assets or operations of Parent or its affiliates; or (iii) to comply with any restriction on the manner in which Parent or its affiliates conduct their operations.

         8.8 Additional Agreements. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to lift any injunction to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible).

         (b) In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of Parent, the Company and the Surviving Corporation shall take all such necessary action.

         (c) Following the Effective Time, Parent shall file all Tax Returns of Parent and the Company on the basis that the Merger qualifies as a "reorganization" within the meaning of

Section 368(a)(1)(A) and Section 368(a)(2)(E) of the Code and shall take no action which is inconsistent with or contrary to such classification of the Merger for Tax purposes.

         8.9 No Shop. (a) The Company agrees (i) that neither it nor any of its subsidiaries shall, and each of them shall direct and use their best efforts to cause their officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Alternative Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or release any third party from any obligations under any existing standstill agreement or arrangement, or enter into any agreement with respect to an Alternative Proposal; (ii) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing; and (iii) that it will notify Parent with reasonable promptness if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company or any of its subsidiaries and disclose to Parent the material substance thereof.

         (b) Notwithstanding the foregoing, if the Company receives a written proposal, which the Board of Directors of the Company, in the exercise of its reasonable judgment, believes is likely to result in an Alternative Proposal, and such written proposal was not solicited by the Company and did not result from a breach of this Section 8.9 (an "Unsolicited Proposal"), the Company may directly or indirectly furnish information and access to, and may participate in discussions and negotiate with, the person or entity that has submitted such Unsolicited Proposal, but only if (i) the Board of Directors of the Company reasonably concludes that (A) all holders of Company Stock would receive Superior Consideration (as defined below) if the Alternative Proposal is accepted and consummated, and (B) the proposed acquiror has the legal ability (including, without limitation, under antitrust laws) to complete such acquisition on a timely basis, and (C) such Alternative Proposal is not subject to a financing contingency, and (ii) the Board of Directors of the Company, following consultation with and considering the advice of its independent legal counsel relating thereto, determines in its good faith judgment that failing to take such action would constitute a breach of such Board of Directors' fiduciary duties to the Company's stockholders imposed by law. For purposes of this Agreement, "Superior Consideration" means consideration consisting of cash and/or securities for all the shares of Company Stock then outstanding or for all or substantially all the assets of the Company that the Company's Board of Directors determines in its good faith judgment (having received the advice of a financial advisor of nationally recognized reputation) to be more favorable to holders of the Company Stock than the Merger.

         (c) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors of this Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Alternative Proposal, unless (A) as a result of actions taken in compliance with Section 8.9(b), the Company has received an Unsolicited Proposal concerning an Alternative Proposal that meets the requirements set forth in clauses (A), (B) and (C) of the preceding paragraph, and (B) the Board of Directors of the Company, following consultation with and considering the advice of its independent legal counsel relating thereto, determines in its good faith judgment that failing to take such action would constitute a breach of such Board of Directors' fiduciary duties to the Company's stockholders imposed by law, and (C) the Company has given Parent two business days' prior notice of such action specifying the material terms of such Unsolicited Proposal.

         (d) Nothing herein shall prevent the Board of Directors of the Company from taking, and disclosing to its stockholders, a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, provided that the Board of Directors of the Company shall not recommend that the stockholders of the Company tender their shares in connection with any such tender offer unless such recommendation is permitted by Section 8.09(c).

         8.10 Advice of Changes; SEC Filings. The Company shall confer on a regular basis with Parent on operational matters. Parent and the Company shall promptly advise each other orally and in writing of any change or event that has had, or could have, a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be. The Company and Parent shall promptly provide each other (or their respective counsel) copies of all filings made by such party with the SEC or any other Governmental Entity in connection with this Agreement and the transactions contemplated hereby other than any filing by the Company pursuant to the HSR Act or any Foreign Act.

         8.11 Takeover Statutes. If any Takeover Statute is or may become applicable to the transactions contemplated hereby or by the Inducement Agreement, the Company's Board of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated hereby and thereby may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate the effects of any Takeover Statute on any of such transactions.

                                      IX.

                              CONDITIONS PRECEDENT

         9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the holders of the Company Stock, as provided in Section 3.6.

         (b) The waiting period and any other requirements applicable to the consummation of the Merger under the HSR Act and the Foreign Acts shall have expired or been terminated.

         (c) The Form S-4 shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Form S-4 shall have been issued by the Commission and remain in effect and all necessary approvals under state securities laws relating to the issuance of the Parent Common Stock to be issued to stockholders of the Company in connection with the Merger shall have been obtained.

         (d) No preliminary or permanent injunction or other order by any federal or state court in the United States of competent jurisdiction which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use all commercially reasonable efforts to have any such injunction lifted).

         (e) The Parent Common Stock to be issued to Company stockholders in connection with the Merger shall have been approved for listing on the NYSE, subject only to official notice of issuance.

         9.2 Conditions to Obligation of the Company to Effect the Merger. The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by the Company:

         (a) Parent and Sub shall have performed in all material respects their agreements contained in this Agreement required to be performed on or prior to the Effective Time, and the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct when made and on and as of the Effective Time as if made on and as of such date (except to the extent they relate to a particular date), except (i) as expressly contemplated or permitted by this Agreement and (ii) with respect to representations and warranties of Parent and Sub that are not subject to a Parent Material Adverse Effect qualification, where the failure to be true and correct has not, and would not have, either alone or in the aggregate with all such failures, a Parent Material Adverse Effect. The Company shall have received a certificate of the President and Chief Executive Officer or a Vice President of each of Parent and Sub to that effect.

         (b) The Company shall have received an opinion substantially in the form attached hereto as Exhibit C-1, dated the date of Closing, from Carter, Ledyard & Milburn, based upon certificates from the Company substantially in the form attached hereto as Exhibit D-1 and from Parent substantially in the form attached hereto as Exhibit E-1 (and such other assumptions, certificates, and certifications as are customary or reasonably necessary in connection therewith), to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may receive and rely upon representations of fact contained in certificates as specified in the preceding sentence.

         9.3 Conditions to Obligations of Parent and Sub to Effect the Merger. The obligations of Parent and Sub to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the additional following conditions, unless waived by Parent:

         (a) The Company shall have performed in all material respects its agreements contained in this Agreement required to be performed on or prior to the Effective Time, and the representations and warranties of the Company contained in this Agreement shall be true in all material respects when made and on and as of the Effective Time as if made on and as of such date (except to the extent they relate to a particular date), except (i) as expressly contemplated or permitted by this Agreement and (ii) with respect to representations and warranties of the Company that are not subject to a Company Material Adverse Effect qualification, where the failure to be true and correct has not, and would not have, either alone or in the aggregate with all such failures, a Company Material Adverse Effect. Parent and Sub shall have received a certificate of the President and Chief Executive Officer or a Vice President of the Company to that effect.

         (b) Parent shall have received an opinion substantially in the form attached hereto as Exhibit C-2, dated the date of Closing, from Hughes & Luce, L.L.P., based upon certificates from the Company substantially in the form attached hereto as Exhibit D-2 and from Parent substantially in the form attached hereto as Exhibit E-2 (and such other assumptions, certificates, and certifications as are customary or reasonably necessary in connection therewith), to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, such counsel may receive and rely upon representations of fact contained in certificates as specified in the preceding sentence.

                                       X.

                       TERMINATION, AMENDMENT AND WAIVER

         10.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after approval by the stockholders of the Company, by the mutual consent of Parent and the Company.

         10.2 Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of either Parent or the Company if (a) the Merger shall not have been consummated by June 30, 1998, or (b) the approval of the Company's stockholders required by Section 3.6 shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, or (c) a court of competent jurisdiction or a Governmental Entity with authority over such matters shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non- appealable; provided, that the party seeking to terminate this Agreement pursuant to clause (c) above shall have used all commercially reasonable efforts to remove such injunction, order or decree; and provided, in the case of a termination pursuant to clause (a) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure to consummate the Merger.

         10.3 Other Termination Rights. (a) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of Parent, if the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger or shall have recommended an Alternative Proposal to the Company's stockholders.

         (b) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the Board of Directors of the Company, if, in compliance with Section 8.9(c), the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement or the Merger or shall have recommended an Alternative Proposal to the Company's stockholders.

         (c) This Agreement may be terminated and the Merger may be abandoned by the Company if the weighted average price of all transactions in Parent Common Stock on the New York Stock Exchange, as reported on the Bloomberg Financial Markets System (or an equivalent system), for the three trading days immediately prior to the Closing Date is less than $45 per share (as adjusted pursuant to Section 3.1(c), if applicable).

         (d) This Agreement may be terminated and the Merger may be abandoned by Parent at any time between April 29, 1998 and May 20, 1998, unless
(i) the Company's right to purchase the minority interests in Ferembal, on the terms described in Schedule 5.17(b) of the Company Disclosure Schedule, has been extended until at least June 30, 1998 or (ii) the Company has purchased the minority interests in Ferembal on such terms.

         10.4    Effect of Termination and Abandonment.  (a)  In the event that
(i) Parent shall have terminated this Agreement pursuant to Section 10.3(a) or
(ii) the Company shall have terminated this Agreement pursuant to Section 10.3(b), then, in either such case, the Company shall, concurrently with such termination, pay Parent a fee of $7,000,000 (a "Termination Fee"), which amount shall be payable by wire transfer of same day funds, and shall promptly reimburse Parent for all substantiated out-of-pocket costs and expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby, including, without limitation, costs and expenses of accountants, attorneys and financial advisors (collectively, "Expenses"), up to an aggregate of $2,000,000. The Company acknowledges that the agreements contained in this Section 10.4(a) are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Parent and Sub would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 10.4(a), and, in order to obtain such payment, Parent or Sub commences a suit which results in a judgment against the Company for the fee and expenses set forth in this Section 10.4(a), the Company shall pay to Parent its costs and expenses (including attorneys' fees) in connection with such suit.

         (b) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article X, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this Section 10.4 and Section 11.3 and except for the provisions of Sections 11.5, 11.6, 11.7, 11.8, 11.9, 11.10, 11.11, 11.12, 11.13 and 11.14. Moreover,
in the event of termination of this Agreement pursuant to Section 10.2, nothing herein shall prejudice the ability of the non-breaching party from seeking damages from any other party for any breach of this Agreement, including without limitation, attorneys' fees and the right to pursue any remedy at law or in equity.

                                      XI.

                                 MISCELLANEOUS

         11.1 Non-Survival of Representations, Warranties and Agreements. All representations and warranties set forth in this Agreement shall terminate at the Effective Time. All covenants and agreements set forth in this Agreement shall survive in accordance with their terms.

         11.2 Notices. All notices or other communications under this Agreement shall be in writing and shall be given by delivery (and shall be deemed to have been duly given upon delivery) in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to the Company:

                 Continental Can Company, Inc.
                 301 Merritt 7 Corporate Park
                 P.O. Box 5410
                 Norwalk, CT 06865
                 Attention: Donald J. Bainton
                 Telecopy No. (203) 750-5908

         With a copy to:

                 Carter, Ledyard & Milburn
                 2 Wall Street
                 New York, NY 10005
                 Attention: Vincent Monte-Sano, Esq.
                 Telecopy No. (212) 732-3232

         If to Parent or Sub:

                 Suiza Foods Corporation
                 3811 Turtle Creek Boulevard
                 Suite 1300
                 Dallas, Texas  75219
                 Attention:  Gregg L. Engles
                 Telecopy No.:  (214) 528-9929

         With a copy to:

                 Hughes & Luce, L.L.P.
                 1717 Main Street, Suite 2800
                 Dallas, Texas  75201
                 Attention:  William A. McCormack, Esq.
                 Telecopy No.:  (214) 939-6100

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

         11.3 Fees and Expenses. Whether or not the Merger is consummated, except as provided in Section 10.4, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that the allocable share of Parent and Sub on the one hand and the Company on the other hand for all expenses related to printing, filing and mailing the Form S-4 and the Proxy Statement/Prospectus and all Commission and other regulatory filing fees (including those related to the HSR Act and the Foreign Acts) incurred in connection with the Form S-4 and the Proxy Statement/Prospectus shall be one-half each.

         11.4 Publicity. So long as this Agreement is in effect, Parent, Sub and the Company agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement, and none of them shall issue any press release or make any public statement prior to such consultation, except as may be required by law or by obligations pursuant to any listing agreement with the NYSE.

         11.5 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided that the third parties referenced in Sections 8.5 and 8.6 shall be third-party beneficiaries of Parent's agreement contained in such Sections.

         11.7 Entire Agreement. This Agreement, the Exhibits, the Company Disclosure Schedule, the Parent Disclosure Schedule, the Non-Disclosure Agreement and any documents delivered by the parties in connection herewith and therewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         11.8 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors, at any time before or after approval of matters presented in connection with the Mergers by the stockholders of the Company and Parent, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its rules of conflict of laws.

         11.10 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         11.11 Headings and Table of Contents. Headings of the Articles and Sections of this Agreement and the Table of Contents are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         11.12 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         11.13 Waivers. At any time prior to the Effective Time, the parties hereto, by or pursuant to action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         11.14 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         11.15 Subsidiaries. As used in this Agreement, the word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                                SUIZA FOODS CORPORATION



                                By:  /s/ Gregg L. Engles
                                     ----------------------------
                                     Gregg L. Engles, Chairman of the Board and
                                     Chief Executive Officer



                                CC ACQUISITION CORPORATION



                                By:  /s/ Gregg L. Engles
                                     ----------------------------
                                     Gregg L. Engles, Chairman of the Board and
                                     Chief Executive Officer



                                CONTINENTAL CAN COMPANY, INC.



                                By:  /s/ Donald J. Bainton
                                     ----------------------------
                                     Donald J. Bainton, Chairman of the Board
                                     and Chief Executive Officer